EXHIBIT 4.4


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                                MASCOTECH, INC.,





                              METALYNC COMPANY LLC


                                       AND


                  BANK ONE TRUST COMPANY, N.A. (as successor in
                interest to THE FIRST NATIONAL BANK OF CHICAGO),
                                     Trustee



                             ----------------------

                          Third Supplemental Indenture

                          Dated as of November 28, 2000
                             ----------------------


                    Indenture, Dated as of November 1, 1986,
                    as supplemented and amended by the First
           Supplemental Indenture, Dated as of August 5, 1994, and the
          Second Supplemental Indenture, Dated as of November 28, 2000
                           Between MascoTech, Inc. and
       The First National Bank of Chicago, as successor Trustee to Morgan
                      Guaranty Trust Company of New York,
           Relating to the 4 1/2% Convertible Subordinated Debentures
                                    Due 2003



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                          THIRD SUPPLEMENTAL INDENTURE


     THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of November 28, 2000, between MascoTech, Inc., a Delaware corporation (the "Company"), Metalync Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("Metalync"), both having their principal offices at 21001 Van Born Road, Taylor, Michigan 48180, and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), a national banking association as Trustee (the "Trustee").


                                    RECITALS


     WHEREAS, the Company, formerly known as Masco Industries, Inc., heretofore executed and delivered an Indenture, dated as of November 1, 1986, a Supplemental Indenture, dated as of August 5, 1994, and a Second Supplemental Indenture, dated as of November 28, 2000 (together, the "Indenture") with the Trustee (capitalized terms used but not otherwise defined in this Third Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture); and


     WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered $345,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Debentures Due 2003 (the "Convertible Securities"); and


     WHEREAS, pursuant to Section 11.01(g) of the Indenture, Metalync, the Company and the Trustee may enter into this Third Supplemental Indenture without the consent of any holders of the Convertible Securities to make provisions in regard to matters arising under the Indenture which do not materially adversely affect the interests of the holders of Securities; and


     WHEREAS, the Company will assign certain of its assets to Metalync; and


     WHEREAS, Metalync and the Company desire to join Metalync as a party to the Indenture pursuant to Section 12.01 of the Indenture; and



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     WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of Metalync and the Company; and


     NOW, THEREFORE, Metalync and the Company hereby covenant and agree with the Trustee for the equal and proportionate benefit of all holders of the Convertible Securities, as follows:



                                   ARTICLE ONE

                                    AMENDMENT


     Section 1.1. Amendment of Certain Sections of Indenture. Subject to the other provisions hereof, and pursuant to Section 11.01(g) of the Indenture, the Indenture is hereby amended and supplemented in the following respects:

     (a) Section 3.06(a) of the Indenture is hereby amended by deleting the text contained in the third line of subpart (a) thereof and replacing it with the following:

     "continuing corporation or limited liability company and which does not result in any reclassification of, or"

     (b) Section 3.06(b) of the Indenture is hereby amended by deleting the text contained in the first two lines of subpart (b) thereof and replacing it with the following:

     "(b) any sale or conveyance to another corporation or limited liability company of the assets of the Company as an entirety or substantially"

     (c) Section 11.01(a) of the Indenture is hereby amended by deleting the text thereof and replacing it with the following:

     "(a) to evidence the succession of another corporation or limited liability company to the Company, or successive succession, and the assumption by the successor corporation or limited liability company of the covenants, agreements and obligations of the Company pursuant to Article Twelve hereof;"



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     (d) Section 12.01 of the Indenture is hereby amended by deleting the text thereof and replacing it with the following:

     "SECTION 12.01. Consolidation, Merger and Sale of Assets Permitted. The Company covenants and agrees that it will not consolidate with, merge into, or sell or otherwise dispose of all or substantially all of its property as an entirety to, any person other than a corporation or a limited liability company organized under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, lawfully entitled to acquire the same. The Company will not so consolidate or merge, or make any such sale or other disposition, unless, and the Company covenants and agrees that any such consolidation, merger, sale or other disposition shall be on the condition that, (1) the provisions of Section
     3.06 are complied with and (2) such corporation or limited liability company shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the Securities, accordingly to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or limited liability company. The Company covenants and agrees that it will not so consolidate or merge or make any such sale or other disposition, or permit any corporation to merge into the Company, if immediately thereafter the Company or such successor corporation or limited liability company, as the case may be, shall be in default in the performance or observance of any of the covenants or conditions of this Indenture.

     (d) Section 12.02 of the Indenture is hereby amended by deleting the text thereof and replacing it with the following:

     "SECTION 12.02 Successor Corporation or Limited Liability Company to Be Substituted for Company. In case of any such merger, consolidation, sale or conveyance and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and, in case of such a sale or conveyance other than a lease, the Company thereupon shall be relieved of any further obligation or liability hereunder or upon the Securities, and may thereupon or at any time thereafter be dissolved, wound up or


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     liquidated. Such successor corporation or limited liability company thereupon may cause to be signed, and may issue either in its own name or in the name of MascoTech, Inc. any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or Authenticating Agent; and, upon the order of such successor corporation or limited liability company (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Securities which such successor corporation or limited liability company thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate."

     (e) Section 14.01 of the Indenture is hereby amended by deleting the text thereof and replacing it with the following:

     "SECTION 14.01. Indenture and Securities Solely Obligations of Company and Any Successor Corporation or Limited Liability Company. No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder or other interestholder, officer, director, manager or member, as such, past, present or future of the Company or of any successor corporation or limited liability company of the Company, either directly or through the Company or any successor corporation or limited liability company of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or


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     otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities."


     (f) Section 15.02 of the Indenture is hereby amended by deleting the text thereof and replacing it with the following:

     "SECTION 15.02. Official Acts by Successor Corporation or Limited Liability Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with the like force and effect by the like board, member, committee, manager or officer of any corporation or limited liability company that shall at the time be the lawful sole successor of the Company."


                                   ARTICLE TWO

                                   ASSUMPTION


     Section 2.1. For value received, pursuant to Section 12.01 of the Indenture, Metalync hereby jointly and severally assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Convertible Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of the Company to be performed or observed.

     Section 2.2. Metalync shall join, and may exercise every right and power of, the Company under the Indenture with the same effect as if Metalync had been named along with the Company therein.





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                                  ARTICLE THREE

                                  MISCELLANEOUS


     Section 3.1. Effect of Third Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by Metalync, the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Article 1 and Article 2 of this Third Supplemental Indenture shall be effective only upon the consummation of the transactions contemplated by the Contribution Agreement dated as of November 28, 2000 between the Company and Metalync.

     Section 3.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 3.3. Indenture and Third Supplemental Indenture Construed Together. This Third Supplemental Indenture is an indenture supplemental to the Indenture, and forms a part of the Indenture for all purposes.

     Section 3.4. Conflict with Trust Indenture Act. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision included in the Indenture or this Third Supplemental Indenture which is required to be included in the Indenture or this Third Supplemental Indenture, as the case may be, by any of Sections 310 through 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     Section 3.5. Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 3.7. Benefits of Third Supplemental Indenture, Etc. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than


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the parties hereto and thereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

     Section 3.8. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by Metalync and the Company shall bind their successors and assigns, whether so expressed or not.

     Section 3.9. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of Metalync and the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

     Section 3.10. Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 3.11. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 3.12. Counterparts. This Third Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]



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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed and attested, all as of the date and year first above written.


                                   METALYNC COMPANY LLC


                                   By:
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                                   Title:
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Attest:


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Title:
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                                   MASCOTECH, INC.


                                   By:
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                                   Title:
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Attest:

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Title:
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                                   BANK ONE TRUST COMPANY, N.A. (as successor
                                   in interest to THE FIRST NATIONAL BANK OF
                                   CHICAGO), as Trustee

                                   By:
                                            ------------------------------------
                                   Title:
                                            ------------------------------------
Attest:

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Title:
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